Exhibit 99.2

Q2 2022 Letter to Shareholders August 8, 2022

GoodRx helps Americans get the healthcare they need at a price they can afford. Building the leading digital platform for consumer healthcare Unique combination of scale, Macro trends drive the First mover advantage and growth, and profitability1 need for our solutions and partnership strategy create a technology deep competitive moat Transparency and trust are Consumer first approach is The greater our impact, the core to our platform always top of mind stronger our value proposition to the ecosystem 1 On an Adjusted EBITDA basis. Refer to the Non-GAAP Financial Measures section below for the definition of Adjusted EBITDA. GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 2

Q2 2022 Highlights

Revenue	Net Loss	Adjusted EBITDA[2]	Adjusted Net Income[2]
$191.8M	($1.4M)*	$47.2M	$27.2M
9% YOY	(0.7%) Margin[1]	24.6% Margin[1, 2]	14.2% Margin[1, 2]

* Q2 '22 net loss was impacted by $31.6M stock-based compensation expense, $11.9M of which related to the non-recurring co-CEOs' awards made in connection with our IPO.

Over
825K
prescribers have used GoodRx since June 2021

Monthly Active Consumers[3, 4]


Q2 '22
5.8M
(3%) YOY
Q2 '21
6.0M

Subscription Plans[5]


Q2 '22
1,133K
8% YOY
Q2 '21
1,051K

Financial Data

(dollars in millions)

	Q2 '2022	Q2 '2021	CHANGE
Revenue	$191.8	$176.6	9%
Net (Loss) Income	($1.4)	$31.1	(105%)
Adjusted Net Income[2]	$27.2	$35.1	(22%)
Adjusted EBITDA[2]	$47.2	$54.6	(13%)
Net (Loss) Income Margin[1]	(0.7%)	17.6%	(1,830 bps)
Adjusted EBITDA Margin[1, 2]	24.6%	30.9%	(630 bps)
Cash Provided by Operating Activities	$51.0	$34.9	46%

[1] Net (Loss) Income Margin, Adjusted EBITDA Margin, and Adjusted Net Income Margin represent Net (Loss) Income, Adjusted EBITDA, and Adjusted Net Income divided by Revenue, respectively.

[2] Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

[3] Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. RxSaver Monthly Active Consumers have been included as of the beginning of the third quarter of 2021, and are estimated due to incomplete consumer information.

[4] The year-over-year decrease in MACs was due to the grocer issue we disclosed in the prior quarter.

[5] Represents the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club.

GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 3

Financials Prescription Transactions Revenue (in millions) Second quarter prescription transactions revenue (PTR) decreased 7% year-over-year to $134.4 million, due to the grocer issue we disclosed in the prior quarter, where a grocery chain took actions that impacted acceptance of discounted pricing for a subset of drugs from PBMs, who are our customers, and whose pricing we promote on our platform. The estimated impact of this issue on our PTR in the second quarter was largely in-line with the $30 million we estimated on our last earnings call, and also drove a decrease in MACs, which decreased 3% year-over-year to 5.8 million, and PTR per MAC,1 which decreased 4% , and may continue to fluctuate. Since prescription transactions at this grocery chain represented a material proportion of our prescription volume and revenue in prior periods, we expect this issue to have an adverse impact on PTR in the future that may continue to be material. We believe COVID-19 continues to have an adverse impact on our PTR, due to the cumulative impact of lower healthcare utilization for more than two years since the pandemic began. $155.7 $158.8 $155.5 $134.1 $144.9 $134.4 Q1 Q2 Q3 Q4 Q1 Q2 2021 2022 Subscription Revenue2 (in millions) Second quarter subscription revenue grew 82% year-over-year to $26.0 million, due primarily to an increase in the monthly subscription fees we charge for our GoodRx Gold program, and an 8% increase in subscription plans. In the ?rst quarter of 2022, we increased fees for new Gold subscribers from $5.99 and $9.99 per individual and family to $9.99 and $19.99, respectively, and in the second quarter we increased fees to our existing Gold subscriber base as well. $26.0 $17.4 $19.1 $14.3 $16.2 $12.0 Q1 Q2 Q3 Q4 Q1 Q2 2021 2022 1 PTR per MAC is a monthly metric de?ned and calculated as prescription transactions revenue divided by Monthly Active Consumers and the number of months for the periods described. 2 Beginning in Q2 2021, subscription revenue is disclosed separately from other revenue. Beginning in Q1 2022, pharma manufacturer solutions revenue is disclosed separately from other revenue, which now primarily consists of revenue generated from GoodRx Care. Prior period amounts have been recast to conform to the current period presentation. Note: Due to rounding, numbers presented may not add up precisely to the totals provided. GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 4

Pharma Manufacturer Solutions Revenue[1]

(in millions)

Second quarter pharma manufacturer solutions revenue grew 102% year-over-year to $26.6 million, driven primarily by deeper market penetration.



$9.4
$13.1
$18.5
$32.3
$23.5
$26.6
Q1
Q2
Q3
Q4
Q1
Q2
2021
2022

Other Revenue[1]

(in millions)

Second quarter other revenue grew 13% year-over-year to $4.9 million, driven by an increase in the number of GoodRx Care visits on our platform.



$5.0
$4.3
$4.7
$4.8
$5.2
$4.9
Q1
Q2
Q3
Q4
Q1
Q2
2021
2022

[1] Beginning in Q2 2021, subscription revenue is disclosed separately from other revenue. Beginning in Q1 2022, pharma manufacturer solutions revenue is disclosed separately from other revenue, which now primarily consists of revenue generated from GoodRx Care. Prior period amounts have been recast to conform to the current period presentation.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 5

Net Income (Loss)

Second quarter net loss was $1.4 million, a 105% decrease compared to net income of $31.1 million in the second quarter of 2021. Second quarter net loss margin was 0.7% compared to 17.6% net income margin last year. The year-over-year decreases for both were driven primarily by the grocer issue described above and a decrease in our income tax benefit, partially offset by a decrease in stock-based compensation expense.

In addition to the above, but to a lesser extent, the acquisition of vitaCare also had a negative impact on our second quarter 2022 net loss and net loss margin.

(in millions)



$1.7
$31.1
($18.1)
($39.9)
$12.3
($1.4)
Q1
Q2
Q3
Q4
Q1
Q2
2021
2022

Adjusted EBITDA

Second quarter Adjusted EBITDA decreased 13% to $47.2 million compared to $54.6 million in the second quarter of 2021. Adjusted EBITDA Margin was 24.6%, compared to 30.9% in the comparable period last year. These decreases were driven by the grocer issue described above, which materially impacted our revenue growth and therefore impacted our adjusted costs and operating expenses as a percentage of revenue. Adjusted cost of revenue, adjusted general and administrative expenses, and adjusted product development and technology expenses all increased as a percentage of revenue year-over-year. Adjusted sales and marketing expenses, which are more discretionary and variable in nature, decreased as a percentage of revenue year-over-year.

In addition to the above, but to a lesser extent, the acquisition of vitaCare also had a negative impact on our Adjusted EBITDA and Adjusted EBITDA Margin.

(in millions)



$51.0
$54.6
$61.8
$62.3
$64.7
$47.2
Q1
Q2
Q3
Q4
Q1
Q2
2021
2022

Adjusted EBITDA, Adjusted EBITDA Margin and adjusted costs and operating expenses are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 6

Adjusted Net Income (in millions) Second quarter Adjusted Net Income decreased 22% to $27.2 $39.7 $40.5 $41.3 million compared to $35.1 million in the second quarter of 2021. $35.1 $31.8 $27.2 Q1 Q2 Q3 Q4 Q1 Q2 2021 2022 Adjusted Net Income is a non-GAAP financial measure and is presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures. Net Cash Provided by Operating Activities (in millions) Second quarter net cash provided by operating activities was $49.8 $51.0 $48.6 $51.0 million compared to $34.9 million in the comparable $45.5 period last year, and was comprised of a net loss of $1.4 million, adjusted primarily by stock-based compensation expense of $34.9 $31.6 million and depreciation and amortization of $13.3 million $30.1 as well as changes in operating assets and liabilities, primarily in accrued expenses and other current liabilities and in prepaid expenses and other assets. The year-over-year and sequential increase in cash from operating activities was driven by changes in operating activities, the timing of certain accrued expenses, accounts payable, and Q1 Q2 Q3 Q4 Q1 Q2 prepaid expenses, and the collection of accounts receivable. 2021 2022 Note: Due to rounding, numbers presented may not add up precisely to the totals provided. GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 7

Guidance We are pleased to share that the grocer issue we discussed on our first quarter earnings call was very recently addressed. As communication is rolled out to the grocery chain’s pharmacists, we expect GoodRx discounts to be consistently welcomed at the point of sale. We are delighted that our consumers can enjoy the prescription access and affordability benefits of GoodRx at the grocery chain, who we value as a partner. Despite this very recent positive development, we do not anticipate a meaningful volume or revenue lift in the third quarter based on the rollout timeline of relevant communications to the grocery chain’s pharmacies, new user adoption and returning user levels.     We expect third quarter revenue to be approximately $185 million. This assumes the grocer issue has an estimated impact of $35 million to $40 million on third quarter prescription transactions revenue. We’re expecting a greater impact quarter-over-quarter because the effect on the second quarter gradually increased as the quarter developed, whereas we started the third quarter facing a significant impact. In addition to the effect of the grocer issue on prescription transactions revenue, we expect our recent consumer engagement efforts, which we will discuss on our second quarter earnings call, to negatively impact prescription transactions revenue by approximately $5 million in the third quarter. We also expect a modest decrease in PTR per MAC due to a continued shift in mix of retailer volume. We are guiding to a third quarter Adjusted EBITDA Margin1 of approximately 20%. This is lower than our historical margin profile and our second quarter results, primarily due to the grocer issue. An additional factor is vitaCare, which we indicated at the time of acquisition would have a low-single-digit percentage drag on Adjusted EBITDA Margin1; vitaCare has historically been in a negative Adjusted EBITDA2 position, which we expect to be the case for a number of incremental quarters. We will not be providing full year expectations at this time, as the full year impact of the grocer issue continues to be difficult to estimate because there are several variables including, among others, consumer response to updated consumer pricing and returning user levels that have yet to be determined. 1 Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net loss or income margin, because we do not provide guidance for GAAP net loss or income margin due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP net loss or income margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net loss or income margin. 2 Adjusted EBITDA is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures section below for additional information. GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 8

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, growth and financial results, the benefits to consumers or GoodRx of our agreements with partners, customers and other entities, underlying trends in our business, the impact of the grocer issue on our future financial results and businesses, our telehealth and manufacturer solutions businesses, the impact of our recent consumer engagement efforts, the benefits of cross-selling products, our relationships with industry participants and partners, the anticipated impact of COVID-19 on our business, post COVID-19 trends, our potential for growth (including from acquisitions), demand for our offerings, our strategic growth priorities, including our 2022 priorities, and future offerings, future financial results, collaborations and partnerships with third parties, and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and pricing structures; our inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infection disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; the development of the telehealth market; our ability to maintain and expand a network of skilled telehealth providers; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to information technology and cybersecurity; compliance with government regulation of the internet, e-commerce and data and other regulations; our ability to utilize our net operating loss carryforwards and certain other tax attributes; our ability to attract, develop, motivate and retain well-qualified employees; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings; our reliance on software as-a-service technologies from third parties; systems failures or other disruptions in the operations of these parties on which we depend; changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; as well as the other important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward looking statements represent management’s estimates as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 9

Financial Statements GoodRx Holdings, Inc. Condensed Consolidated Balance Sheets (Unaudited) (in thousands, except par values) June 30, December 31, 2022 2021 Assets Current assets Cash and cash equivalents $ 730,540 $ 941,109 Accounts receivable, net 122,878 118,080 Prepaid expenses and other current assets 40,539 29,638 Total current assets 893,957 1,088,827 Property and equipment, net 22,877 21,612 Goodwill 415,256 329,696 Intangible assets, net 131,719 88,791 Capitalized software, net 61,700 44,987 Operating lease right-of-use assets 28,507 27,705 Other assets 37,980 6,007 Total assets $ 1,591,996 $ 1,607,625 Liabilities and stockholders’ equity Current liabilities Accounts payable $ 16,825 $ 17,501 Accrued expenses and other current liabilities 49,766 50,732 Current portion of debt 7,029 7,029 Operating lease liabilities, current 5,998 5,851 Total current liabilities 79,618 81,113 Debt, net 653,830 655,858 Operating lease liabilities, net of current portion 33,600 33,592 Deferred tax liabilities, net 455 244 Other liabilities 6,553 5,138 Total liabilities 774,056 775,945 Stockholders’ equity Preferred stock, $0.0001 par value — —Common stock, $0.0001 par value 40 40 Additional paid-in capital 2,222,729 2,247,347 Accumulated deficit (1,404,829) (1,415,707) Total stockholders’ equity 817,940 831,680 Total liabilities and stockholders’ equity $ 1,591,996 $ 1,607,625 GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 10

GoodRx Holdings, Inc. Condensed Consolidated Statements of Operations (Unaudited) (in thousands, except per share amounts) Three Months Ended Six Months Ended June 30, June 30, 2022 2021 2022 2021 Revenue $ 191,798 $ 176,635 $ 395,127 $ 337,066 Costs and operating expenses: Cost of revenue, exclusive of depreciation and    amortization presented separately below 18,044 11,090 30,324 21,518 Product development and technology 35,404 29,567 70,446 55,727 Sales and marketing 94,338 88,381 187,288 168,075 General and administrative 34,740 39,579 66,663 83,365 Depreciation and amortization 13,319 8,369 24,692 13,730 Total costs and operating expenses 195,845 176,986 379,413 342,415 Operating (loss) income (4,047) (351) 15,714 (5,349) Other expense, net: Interest income (857) (13) (909) (29) Interest expense 6,969 5,906 12,838 11,811 Total other expense, net 6,112 5,893 11,929 11,782 (Loss) income before income taxes (10,159) (6,244) 3,785 (17,131) Income tax benefit 8,744 37,305 7,093 49,860 Net (loss) income $ (1,415) $ 31,061 $ 10,878 $ 32,729 (Loss) earnings per share: Basic $ (0.00) $ 0.08 $ 0.03 $ 0.08 Diluted $ (0.00) $ 0.07 $ 0.03 $ 0.08 Weighted average shares used in computing (loss) earnings                per share: Basic 412,135 408,363 413,405 407,273 Diluted 412,135 428,867 423,077 429,228 Stock-based compensation included in costs and    operating expenses: Cost of revenue $ 100 $ 181 $ 54 $ 302 Product development and technology 9,820 7,987 17,298 16,323 Sales and marketing 5,839 5,262 11,233 10,520 General and administrative 15,874 27,246 33,197 60,057 GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 11

GoodRx Holdings, Inc. Condensed Consolidated Statements of Cash Flows (Unaudited) (in thousands) Six Months Ended June 30, 2022 2021 Cash flows from operating activities Net income $ 10,878 $ 32,729 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 24,692 13,730 Amortization of debt issuance costs 1,710 1,727 Non-cash operating lease expense 1,509 1,791 Stock-based compensation expense 61,782 87,202 Change in fair value of contingent consideration 240 —Deferred income taxes (336) (364) Loss on abandonment of operating lease assets — 780 Changes in operating assets and liabilities, net of effects of business acquisitions Accounts receivable (4,362) (12,873) Prepaid expenses and other assets (8,439) (47,241) Accounts payable (1,860) 4,917 Accrued expenses and other current liabilities (2,089) (1,897) Operating lease liabilities (2,156) (590) Other liabilities (400) 500 Net cash provided by operating activities 81,169 80,411 Cash flows from investing activities Purchase of property and equipment (3,172) (3,058) Acquisitions, net of cash acquired (156,853) (125,728) Capitalized software (22,977) (13,630) Investment in minority equity interest (15,007) —Net cash used in investing activities (198,009) (142,416) Cash flows from financing activities Payments on long-term debt (3,515) (3,515) Payment for contingent consideration — (832) Repurchases of Class A common stock (83,765) —Proceeds from exercise of stock options 7,839 15,481 Employee taxes paid related to net share settlement of equity awards (14,288) (26,017) Net cash used in financing activities (93,729) (14,883) Net change in cash, cash equivalents and restricted cash (210,569) (76,888) Cash, cash equivalents and restricted cash Beginning of period 941,109 971,591 End of period $ 730,540 $ 894,703 GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 12

Non-GAAP Financial Measures Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share and Adjusted Operating Income are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, cash bonuses to vested option holders, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, and as further adjusted for estimated income tax on such adjusted items. Adjusted income taxes in interim periods is determined by applying an adjusted estimated annual effective income tax rate to interim non-GAAP adjusted income before income taxes and including the tax effect of certain discrete items recognized during the period. Our adjusted estimated annual effective income tax rate is based on our full-year estimate of non-GAAP adjusted income before income taxes. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP, and (ii) all tax benefits/ expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of revenue. Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively. We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at Adjusted Operating Income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on extinguishment of debt, restructuring related expenses, legal settlement expenses, loss on abandonment and impairment of operating lease assets and charitable stock donation. Adjusted Operating Income is GAAP revenue less non-GAAP operating expenses. We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance. The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures. GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 13

The following table presents a reconciliation of net (loss) income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net (loss) income margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)

	Three Months Ended						Six Months Ended June 30,	
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	2022	2021
Net (loss) income	$ (1,415)	$ 12,293	$ (39,914)	$ (18,069)	$ 31,061	$ 1,668	$ 10,878	$ 32,729
Adjusted to exclude the following:								
Interest income	(857)	(52)	(17)	(13)	(13)	(16)	(909)	(29)
Interest expense	6,969	5,869	5,903	5,928	5,906	5,905	12,838	11,811
Income tax (benefit) expense	(8,744)	1,651	45,784	19,153	(37,305)	(12,555)	(7,093)	(49,860)
Depreciation and amortization	13,319	11,373	10,648	10,161	8,369	5,361	24,692	13,730
Financing related expenses [1]	5	4	217	134	58	257	9	315
Acquisition related expenses [2]	3,001	1,973	5,084	1,714	3,022	3,048	4,974	6,070
Restructuring related expenses [3]	45	311	—	—	—	—	356	—
Legal settlement expenses [4]	2,800	—	—	—	—	—	2,800	—
Stock-based compensation expense	31,633	30,149	33,280	39,980	40,676	46,526	61,782	87,202
Payroll tax expense related to stock-based compensation	472	1,083	1,266	2,150	2,016	828	1,555	2,844
Loss on abandonment and impairment of operating lease assets [5]	—	—	—	650	780	—	—	780
Adjusted EBITDA	$ 47,228	$ 64,654	$ 62,251	$ 61,788	$ 54,570	$ 51,022	$ 111,882	$ 105,592
Revenue	$ 191,798	$ 203,329	$ 213,256	$ 195,102	$ 176,635	$ 160,431	$ 395,127	$ 337,066
Net (loss) income margin [6]	(0.7%)	6.0%	(18.7%)	(9.3%)	17.6%	1.0%	2.8%	9.7%
Adjusted EBITDA Margin	24.6%	31.8%	29.2%	31.7%	30.9%	31.8%	28.3%	31.3%

[1] Financing related expenses include third party fees related to proposed financings.

[2] Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, severance costs and retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

[3] Restructuring related expenses include employee severance and other personnel related costs in connection with workforce optimization and organizational changes to better align with our strategic goals and future scale.

[4] Legal settlement expenses represents the settlement accrual with respect to the ongoing investigation by the Federal Trade Commission. Refer to Note 8 of the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 expected to be filed with the SEC on August 8, 2022.

[5] Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

[6] Net (loss) income margin represents net loss or net income as a percentage of revenue.

GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 14

The following tables present a reconciliation of net (loss) income and calculations of net (loss) income margin and (loss) earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)

	Three Months Ended						Six Months Ended June 30,	
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	2022	2021
Net (loss) income	$ (1,415)	$ 12,293	$ (39,914)	$ (18,069)	$ 31,061	$ 1,668	$ 10,878	$ 32,729
Adjusted to exclude the following:								
Amortization of intangibles related to acquisitions	6,307	5,400	5,286	5,703	4,868	2,476	11,707	7,344
Financing related expenses [1]	5	4	217	134	58	257	9	315
Acquisition related expenses [2]	3,001	1,973	5,084	1,714	3,022	3,048	4,974	6,070
Restructuring related expenses [3]	45	311	—	—	—	—	356	—
Legal settlement expenses [4]	2,800	—	—	—	—	—	2,800	—
Stock-based compensation expense	31,633	30,149	33,280	39,980	40,676	46,526	61,782	87,202
Payroll tax expense related to stock-based compensation	472	1,083	1,266	2,150	2,016	828	1,555	2,844
Loss on abandonment and impairment of operating lease assets [5]	—	—	—	650	780	—	—	780
Income tax (benefit) expense on excluded items and adjusting for valuation allowance and excess tax benefits/deficiencies on stock-based compensation exercises	(15,654)	(9,887)	35,237	7,388	(47,410)	(22,961)	(25,541)	(70,371)
Adjusted Net Income	$ 27,194	$ 41,326	$ 40,456	$ 39,650	$ 35,071	$ 31,842	$ 68,520	$ 66,913
Revenue	$ 191,798	$ 203,329	$ 213,256	$ 195,102	$ 176,635	$ 160,431	$ 395,127	$ 337,066
Net (loss) income margin [6]	(0.7%)	6.0%	(18.7%)	(9.3%)	17.6%	1.0%	2.8%	9.7%
Adjusted Net Income Margin	14.2%	20.3%	19.0%	20.3%	19.9%	19.8%	17.3%	19.9%
Weighted average shares used in computing (loss) earnings per share:								
Weighted average shares — basic	412,135	414,739	414,068	411,223	408,363	406,170	413,405	407,273
Weighted average shares — diluted	412,135	427,378	414,068	411,223	428,867	429,577	423,077	429,228
(Loss) earnings per share:								
Basic	$ (0.00)	$ 0.03	$ (0.10)	$ (0.04)	$ 0.08	$ 0.00	$ 0.03	$ 0.08
Diluted	$ (0.00)	$ 0.03	$ (0.10)	$ (0.04)	$ 0.07	$ 0.00	$ 0.03	$ 0.08
Weighted average shares used in computing adjusted earnings per share:								
Weighted average shares — basic	412,135	414,739	414,068	411,223	408,363	406,170	413,405	407,273
Weighted average shares — diluted	418,839	427,378	431,080	429,720	428,867	429,577	423,077	429,228
Adjusted earnings per share:								
Basic	$ 0.07	$ 0.10	$ 0.10	$ 0.10	$ 0.09	$ 0.08	$ 0.17	$ 0.16
Diluted	$ 0.06	$ 0.10	$ 0.09	$ 0.09	$ 0.08	$ 0.07	$ 0.16	$ 0.16

[1] Financing related expenses include third party fees related to proposed financings.

[2] Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, severance costs and retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.

[3] Restructuring related expenses include employee severance and other personnel related costs in connection with workforce optimization and organizational changes to better align with our strategic goals and future scale.

[4] Legal settlement expenses represents the legal settlement accrual with respect to the ongoing investigation by the Federal Trade Commission. Refer to Note 8 of the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 expected to be filed with the SEC on August 8, 2022.

[5] Non-cash loss on the abandonment and impairment of operating lease assets related to certain office space that was abandoned or subleased.

[6] Net (loss) income margin represents net loss or net income as a percentage of revenue.

GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 15

Each cost and operating expense is adjusted for, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on extinguishment of debt, restructuring related expenses, legal settlement expenses, loss on abandonment and impairment of operating lease assets and charitable stock donation.

(dollars in thousands)

	GAAP Three Months Ended June 30,		Adjusted Three Months Ended June 30,		GAAP Six Months Ended June 30,		Adjusted Six Months Ended June 30,	
	2022	2021	2022	2021	2022	2021	2022	2021
Cost of revenue	$ 18,044	$ 11,090	$ 17,942	$ 10,793	$ 30,324	$ 21,518	$ 30,220	$ 21,075
% of Revenue	9.4%	6.3%	9.4%	6.1%	7.7%	6.4%	7.6%	6.3%
Product development and technology	$ 35,404	$ 29,567	$ 25,015	$ 19,959	$ 70,446	$ 55,727	$ 51,476	$ 37,023
% of Revenue	18.5%	16.7%	13.0%	11.3%	17.8%	16.5%	13.0%	11.0%
Sales and marketing	$ 94,338	$ 88,381	$ 86,880	$ 82,404	$ 187,288	$ 168,075	$ 173,944	$ 156,632
% of Revenue	49.2%	50.0%	45.3%	46.7%	47.4%	49.9%	44.0%	46.5%
General and administrative	$ 34,740	$ 39,579	$ 14,733	$ 8,909	$ 66,663	$ 83,365	$ 27,605	$ 16,744
% of Revenue	18.1%	22.4%	7.7%	5.0%	16.9%	24.7%	7.0%	5.0%
Depreciation and amortization	$ 13,319	$ 8,369	$ 7,012	$ 3,501	$ 24,692	$ 13,730	$ 12,985	$ 6,386
% of Revenue	6.9%	4.7%	3.7%	2.0%	6.2%	4.1%	3.3%	1.9%
Operating (loss) income	$ (4,047)	$ (351)	$ 40,216	$ 51,069	$ 15,714	$ (5,349)	$ 98,897	$ 99,206
% of Revenue	(2.1%)	(0.2%)	21.0%	28.9%	4.0%	(1.6%)	25.0%	29.4%

GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 16

The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
Cost of revenue	$ 18,044	$ 11,090	$ 30,324	$ 21,518
Acquisition related expenses	—	(77)	—	(77)
Restructuring related expenses	—	—	(34)	—
Stock-based compensation expense	(100)	(181)	(54)	(302)
Payroll tax expense related to stock-based compensation	(2)	(39)	(16)	(64)
Adjusted cost of revenue	$ 17,942	$ 10,793	$ 30,220	$ 21,075
Product development and technology	$ 35,404	$ 29,567	$ 70,446	$ 55,727
Acquisition related expenses	(299)	(487)	(591)	(946)
Restructuring related expenses	—	—	(240)	—
Stock-based compensation expense	(9,820)	(7,987)	(17,298)	(16,323)
Payroll tax expense related to stock-based compensation	(270)	(1,134)	(841)	(1,435)
Adjusted product development and technology	$ 25,015	$ 19,959	$ 51,476	$ 37,023
Sales and marketing	$ 94,338	$ 88,381	$ 187,288	$ 168,075
Acquisition related expenses	(1,469)	(316)	(1,755)	(481)
Restructuring related expenses	(45)	—	(82)	—
Stock-based compensation expense	(5,839)	(5,262)	(11,233)	(10,520)
Payroll tax expense related to stock-based compensation	(105)	(399)	(274)	(442)
Adjusted sales and marketing	$ 86,880	$ 82,404	$ 173,944	$ 156,632
General and administrative	$ 34,740	$ 39,579	$ 66,663	$ 83,365
Financing related expenses	(5)	(58)	(9)	(315)
Acquisition related expenses	(1,233)	(2,142)	(2,628)	(4,566)
Legal settlement expenses	(2,800)	—	(2,800)	—
Stock-based compensation expense	(15,874)	(27,246)	(33,197)	(60,057)
Payroll tax expense related to stock-based compensation	(95)	(444)	(424)	(903)
Loss on abandonment of operating lease assets	—	(780)	—	(780)
Adjusted general and administrative	$ 14,733	$ 8,909	$ 27,605	$ 16,744
Depreciation and amortization	$ 13,319	$ 8,369	$ 24,692	$ 13,730
Amortization of intangibles related to acquisitions	(6,307)	(4,868)	(11,707)	(7,344)
Adjusted depreciation and amortization	$ 7,012	$ 3,501	$ 12,985	$ 6,386
Operating (loss) income	$ (4,047)	$ (351)	$ 15,714	$ (5,349)
Amortization of intangibles related to acquisitions	6,307	4,868	11,707	7,344
Financing related expenses	5	58	9	315
Acquisition related expenses	3,001	3,022	4,974	6,070
Restructuring related expenses	45	—	356	—
Legal settlement expenses	2,800	—	2,800	—
Stock-based compensation expense	31,633	40,676	61,782	87,202
Payroll tax expense related to stock-based compensation	472	2,016	1,555	2,844
Loss on abandonment of operating lease assets	—	780	—	780
Adjusted operating income	$ 40,216	$ 51,069	$ 98,897	$ 99,206

GoodRx Holdings, Inc. Q2 2022 Letter to Shareholders 17